Exhibit 10.105

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the “Agreement”) is entered into effective as of January 2nd, 2013 (“Effective Date”), between Save the World Air, Inc. (the “Company”) and Continental Divide, LLC (the “Contractor”) (collectively, the “Parties”).

1.                  Non-Use, Non-Disclosure and Non-Compete. The Parties acknowledge and agree that this Agreement is subject to the terms and conditions of the Non-Use, Non-Disclosure and Non-Compete Agreement signed by the Parties, effective February 4, 2013, which is made a part hereof and incorporated herein by reference.

2.                  Independent Contractor. Subject to the terms and conditions of this Agreement, the Company hereby engages the Contractor as an independent contractor to perform the services set forth hereinbelow, and the Contractor hereby accepts such engagement.

3.                  Services. Contractor agrees to be responsible for branding and marketing the AOT technology as an affiliate of the Company.

Contractor will make connections into pipeline operators for AOT early adopter program.

Contractor will facilitate introductions, face-to-face meetings, follow-up calls as necessary and final negotiation of sales contracts, managing timelines and interacting with engineering and design at STWA Headquarters as it relates to supply chain management for timely installation and ongoing collaboration between STWA and end user engineers. Contractor shall make best efforts to act as State Government Liaison directed toward the office of the Governor as well as the Energy Administration.

4.                  Compensation. The Company agrees to compensate (the “Compensation”) Contractor for its Services for a period of one (1) year as follows: Company will pay contractor $5,000 per month for 12 months and all payments will be made 30 days in arrears. Company holds discretion of issuing warrants to Contractor for meeting performance objectives as means of a bonus.

5.                  Expenses. During the term of this Agreement, Contractor shall bill and the Company shall reimburse it for all reasonable and approved, in writing, out-of-pocket expenses, which are incurred in connection with the performance of the Services.

6.                  Term. The term of this Agreement shall commence on the Effective Date and terminate on January 2nd, 2014.

Contractor agrees that the Company may, at its discretion, cease and desist this agreement at any time.

7.                  Independent Contractor. This Agreement shall not render the Contractor an employee, partner, agent of, or joint venturer with the Company for any purpose. The Contractor is and will remain an independent contractor in its relationship to the Company, however, it should be noted that the contractor is on the Board of Directors of STWA, Inc. The Company shall not be responsible for withholding taxes with respect to the Contractor’s compensation hereunder. The Contractor shall not have any claim against the Company for vacation pay, sick leave, retirement benefits, social security, workers’ compensation, health or disability benefits, unemployment insurance benefits or employee benefits of any kind.

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8.                  Choice of Law. The laws of the State of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Parties hereto.

9.                  Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled in Los Angeles, CA, in accordance with the rules of the American Arbitration Association, and any judgment upon award may be entered in any court having jurisdiction thereof. The prevailing party in any such arbitration shall be entitled to an award of reasonable attorneys’ fees.

10.              Headings. Section headings are not be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

11.              Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

12.              Assignment. The Contractor shall not assign any of its rights under this Agreement, nor delegate the performance of any of its duties hereunder, without the prior written consent of the Company.

13.              Modification or Amendment. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

14.              Entire Understanding. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof.

15.              Enforceability of Provisions. If any provisions of this Agreement or any portion thereof are held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written. The Parties hereto agree that facsimile signatures or signatures transmitted via e-mail shall be as effective as if originals.

SAVE THE WORLD AIR, INC.

By: ________________________________

       Greggory M. Bigger, President and CFO

CONTINENTAL DIVIDE, LLC

By: ________________________________

       Ryan Zinke, Chief Executive Officer

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